UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

110 West 44th Street,	New York,	New York	10036
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

Registrant's Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	TTWO	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 28, 2026, Take-Two Interactive Software, Inc. (the “Company”) and Microsoft Corporation (“Microsoft”) entered into a new long-term XBOX Publisher License Agreement (together with all exhibits, addendums and amendments thereto, the “Agreement”), with an effective date of September 17, 2026. The Agreement grants the Company the right to develop, publish, have manufactured, market, advertise, distribute and sell XBOX compatible products for all XBOX devices. The Agreement supersedes and replaces all of the Company’s existing XBOX publisher license agreements with Microsoft.
Microsoft will pay the Company the applicable wholesale price and/or agreed revenue share for any of the Company’s digitally delivered products and content sold by Microsoft. Microsoft has the right to review, evaluate, and approve each game concept and the final version of the game, including the game’s packaging and marketing materials featuring Microsoft’s marks. Additionally, Microsoft charges the Company fees and royalties under the Agreement for each physical media product manufactured on behalf of the Company.
The Agreement may be terminated by either party in the event of a material breach or insolvency. Upon expiration or termination of the Agreement, the Company has certain rights to sell off existing inventories.
The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Matthew Breitman
	Name:	Matthew Breitman
	Title:	Senior Vice President, Chief Governance Officer & Corporate Secretary

Date: September 30, 2026
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